EXHIBIT 23-2




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS








ASA International Ltd.
Framingham, Massachusetts



    We hereby consent to the incorporation by reference in Registration Statement No. 33-312933 of ASA International Ltd. on Form S-8 of our report dated March 2, 2001, relating to the consolidated financial statements of ASA International Ltd. as of December 31, 2000 and for the years ended December 31, 2000 and 1999 appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.


/s/ BDO Seidman, LLP


BDO Seidman, LLP


Boston, Massachusetts
March 28, 2002